UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: March 19, 2019

HOMETOWN BANKSHARES CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	333-158525	26-4549960
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

202 S. Jefferson Street Roanoke, Virginia		24011
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (540) 345-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On March 19, 2019, HomeTown Bankshares Corporation (the “Company”) held a special meeting of the Company’s shareholders (the “Special Meeting”). The matters listed below were submitted to a vote of the Company’s shareholders. Set forth below are the final voting results on each such matter.

1.

To approve the Agreement and Plan of Reorganization, dated as of October 1, 2018, between American National

Bankshares Inc. ("American National") and the Company, including the related plan of merger, pursuant to which the Company will merge into American National (the "merger").

Votes For	Votes Against	Abstentions

3,793,874	95,032	8,998

2.	To approve, in a non-binding advisory vote, certain compensation that may become payable to the Company's named executive officers in connection with the merger.

Votes For	Votes Against	Abstentions

3,608,676	227,553	61,675

3.	To adjourn the meeting, if necessary or appropriate, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the meeting to approve the merger.

Votes For	Votes Against	Abstentions

3,820,455	67,866	9,583

Item 8.01 - Other Events

On March 20, 2019, the Company and American National issued a joint press release announcing that the shareholders of both companies have approved the previously announced merger of the Company with and into American National at their respective special shareholder meetings held March 19, 2019. The joint press release announcing these shareholder approvals is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Joint Press Release dated March 20, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOMETOWN BANKSHARES CORPORATION
Date: March 20, 2019
	By:	/s/ Vance W. Adkins

Vance W. Adkins
Executive Vice President and Chief Financial Officer